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Exhibit 32.1

WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

        The undersigned hereby certify that the Form 10-Q for the quarter ended June 30, 2010 filed by TNS, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: August 9, 2010

/s/ HENRY H. GRAHAM, JR. Henry H. Graham, Jr. Chief Executive Officer

Dated: August 9, 2010

/s/ DENNIS L. RANDOLPH, JR. Dennis L. Randolph, Jr. Executive Vice President, Chief Financial Officer and Treasurer

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  Exhibit 32.1